                            ARTICLES SUPPLEMENTARY

                                      TO

           THE ARTICLES OF INCORPORATION OF BNY HAMILTON FUNDS, INC.

                  BNY Hamilton Funds, Inc., a Maryland corporation having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                           FIRST: Immediately prior to the filing of these Articles Supplementary (i) the Corporation was authorized to issue twenty billion (20,000,000,000) shares of capital stock designated as Common Stock and having a par value of one tenth of one cent ($.001) per share for an aggregate par value of twenty million dollars ($20,000,000), (ii) 9,600,000,000 authorized shares of Common Stock were previously classified by the Board of Directors and were allocated among the Corporation's four series as follows:

                  BNY Hamilton Equity Income Fund--Investor Class                        200,000,000

                  BNY Hamilton Intermediate
                    Government Fund--Investor Class                                       200,000,000

                  BNY Hamilton Intermediate New
                    York Tax-Exempt Fund--Investor Class                                  200,000,000

                  BNY Hamilton Money Fund
                           Hamilton Class                                               3,000,000,000
                           Hamilton Premier Class                                       3,000,000,000
                           Hamilton Classic Class                                       3,000,000,000;

         and (iii) the remaining 10,400,000,000 authorized shares of Common Stock were undesignated as to series or class.

                           SECOND: Acting pursuant to authority granted to the Board of Directors in Article FIFTH of the Corporation's Articles of Incorporation, as amended, and Section 2-105 of the Maryland General Corporation Law to classify and reclassify authorized but unissued shares of Common Stock and of each series thereof, the Board of Directors has (i) created an additional class of each of the BNY Hamilton Equity Income Fund series, BNY Hamilton Intermediate Government Fund series, and BNY Hamilton Intermediate New York Tax-Exempt Fund series to be designated as the "Institutional" class,
         (ii) created the following named series of Common Stock: BNY Hamilton Treasury Money Fund, BNY Hamilton Large Cap Growth Fund, BNY Hamilton Small Cap Growth Fund, BNY Hamilton International Equity Fund,

         BNY Hamilton Intermediate Investment Grade Fund and BNY Hamilton Intermediate Tax-Exempt Fund, each of which series is divided into two classes, which are designated as the "Hamilton" class and the "Hamilton Premier" class, in the case of BNY Hamilton Treasury Money Fund, and which are designated as the "Institutional" class and the "Investor" class, in the case of BNY Hamilton Large Cap Growth Fund, BNY Hamilton Small Cap Growth Fund, BNY Hamilton International Equity Fund, BNY Hamilton Intermediate Investment Grade Fund and BNY Hamilton Intermediate Tax-Exempt Fund, and (iii) provided for the issuance of shares of each of the classes described in items (i) and (ii) above, with the result that the authorized shares of the Corporation's Common Stock are now classified as follows:

                  BNY Hamilton Equity Income Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

                  BNY Hamilton Intermediate
                    Government Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

                  BNY Hamilton Intermediate New
                    York Tax-Exempt Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

                  BNY Hamilton Money Fund

                           Hamilton Class                                                    3,000,000,000
                           Hamilton Premier Class                                            3,000,000,000
                           Hamilton Classic Class                                            3,000,000,000

                  BNY Hamilton Treasury Money Fund

                           Hamilton Class                                                    2,000,000,000
                           Hamilton Premier Class                                            2,000,000,000

                  BNY Hamilton Large Cap Growth Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

                  BNY Hamilton Small Cap Growth Fund


                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000



                  BNY Hamilton International Equity Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

                  BNY Hamilton Intermediate Investment Grade Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

                  BNY Hamilton Intermediate Tax-Exempt Fund

                           Institutional Class                                                 200,000,000
                           Investor Class                                                      200,000,000

         and the remaining 3,800,000 authorized shares of Common Stock remain undesignated as to series or class.

                           THIRD: The terms of the shares of each series, and class thereof, designated above are as set forth in the Corporation's Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland on May 1, 1992, as amended by Articles of Amendment, dated June 29, 1992 and January 22, 1997, and supplemented by Articles Supplementary, dated June 29, 1994 and August 15, 1995.

                           FOURTH: The Corporation is registered as an open-end management investment company under the Investment Company Act of 1940.

                           FIFTH: After giving effect to the foregoing, the total number of shares of capital stock that the Corporation has authority to issue remains unchanged.

                  IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on January 22, 1997.

WITNESS:                               BNY HAMILTON FUNDS, INC.

/s/ Bruce Treff                        By:/s/Anthony L. Mercure
----------------------                    ----------------------
Bruce Treff                               Anthony L. Mercure
Assistant Secretary                       Vice President


                  THE UNDERSIGNED, Vice President of BNY Hamilton Funds, Inc., who executed on behalf of the corporation Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said corporation the foregoing Articles Supplementary to be the corporate act of said corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                          /s/Anthony L. Mercure
                                          ----------------------
                                          Anthony L. Mercure